UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On October 4, 2018, MGM Resorts International, a Delaware corporation (the “Company”), announced that Robert Baldwin will be stepping down as Chief Customer Development Officer of the Company. In addition, on October 10, 2018, he resigned as a member the Company’s Board of Directors (the “Board”) effective as of October 10, 2018 and Mr. Baldwin’s termination of employment will be effective as of December 11, 2018 (the “Separation Date”).

(e) On October 10, 2018, Mr. Baldwin and the Company entered into a Separation Agreement and Complete Release of Claims (the “Separation Agreement”) in connection with Mr. Baldwin’s termination of employment by the Company as a result of the Company’s elimination of his position of Chief Customer Development Officer.

Pursuant to Mr. Baldwin’s employment agreement with the Company dated as of December 13, 2014 (the “Employment Agreement”) and the terms of the the Separation Agreement, Mr. Baldwin will receive (i) a severance payment of $3,000,000, payable in twelve equal monthly installments and (ii) a one-time lump-sum payment equal to $34,463.52 to cover the cost of Mr. Baldwin’s COBRA coverage. Pursuant the terms of his outstanding equity compensation awards, Mr. Baldwin will receive an additional twelve months of credit following the Separation Date for purposes of any remaining service-based vesting under his outstanding equity compensation awards. The equity awards will remain subject to any company performance vesting conditions under the terms of the awards.

Mr. Baldwin will be subject to a non-solicitation covenant with respect to business contacts for a period of 12 months following the Separation Date, and a non-solicitation covenant with respect to employees for a period of 18-months following the Separation Date.

Following the Separation Date, Mr. Baldwin will continue to provide consulting services to the Company, as described in the Separation Agreement, through December 31, 2019. Mr. Baldwin will be paid a total fee of $1,750,000 for his consulting services. If the Company terminates Mr. Baldwin’s consulting relationship for “cause” or Mr. Baldwin terminates the consulting relationship voluntarily or by reason of death or disability, the Company’s obligations to pay the consulting fee ceases.

The foregoing summary of the Separation Agreement is qualified by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement and Complete Release of Claims, between MGM Resorts International and Robert H. Baldwin, dated October 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III Title: Chief Corporate Counsel & Assistant Secretary